As filed with the Securities and Exchange Commission on May 24, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BASIC ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-2091194
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 W. Illinois, Suite 100 Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Fourth Amended and Restated Basic Energy Services, Inc.

2003 Incentive Plan

(Full title of the plan)

Kenneth V. Huseman

President

500 W. Illinois, Suite 100

Midland, Texas 79701

(432) 620-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David C. Buck

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

(713) 220-4200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share(3)	3,350,000 shares	$10.79	$ 36,146,500	$4,143

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares as may be necessary to adjust the number of shares being offered or issued pursuant to the plan as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and (h) under the Securities Act and based upon the average of the high and low sales prices of the shares as reported on The New York Stock Exchange on May 17, 2012.
(3)	Represents shares available for future grants under, shares underlying outstanding options granted under and shares subject to resale issued under, the Fourth Amended and Restated Basic Energy Services, Inc. 2003 Incentive Plan, as amended on the date hereof (the “Plan”).

EXPLANATORY NOTE

Basic Energy Services, Inc. (“Basic,” the “Company,” “we,” “us” or “our”) prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act to register 3,350,000 additional shares pursuant to the Fourth Amended and Restated Basic Energy Services, Inc. 2003 Incentive Plan, as amended on the date hereof (the “Plan”), not previously registered, including awards that may be issued after the date of this registration statement.

This Registration Statement contains two parts. First, the materials that follow Part I up to Part II of this Registration Statement constitute the reoffer prospectus, prepared in accordance with Part I of Form S-3, in accordance with General Instruction C of Form S-8 (the “Prospectus”). The Prospectus permits reoffers and resales of those shares of common stock referred to above that have been or may be issued in the future under the Plan by certain of the Company's stockholders, as more fully set forth therein. The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information required in Part I of Form S-8 will be sent or given to participants in the Fourth Amended and Restated Basic Energy Services, Inc. 2003 Incentive Plan, as amended on the date hereof, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Company will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act and additional information about the Plan. Requests should be directed to the Company’s Investor Relations at 500 W. Illinois, Suite 100, Midland, TX 79701 or call (432) 620-5500.

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REOFFER PROSPECTUS

BASIC ENERGY SERVICES, INC.

1,581,721 SHARES OF COMMON STOCK

Acquired or to be Acquired by the Selling Stockholders Named Herein

Under the

Fourth Amended and Restated Basic Energy Services, Inc. 2003 Incentive Plan, as amended

This reoffer prospectus (this “Prospectus”) relates to the offer and resale of up to an aggregate of 1,581,721 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of Basic Energy Services, Inc., a Delaware corporation (the “Company”), consisting of shares of restricted stock previously granted under the Company’s Fourth Amended and Restated Basic Energy Services, Inc. 2003 Incentive Plan, as amended (the “Plan”). The Shares may be offered and sold from time to time by the selling stockholders of the Company named in this Prospectus after the filing of this registration statement (the “Selling Stockholders”). See “Selling Stockholders”. This Prospectus has been prepared for the purpose of registering future sales of the Shares by the Selling Stockholders, on a continuous or delayed basis, to the public without restriction. Upon the effectiveness of this registration statement, each Selling Stockholder may offer these Shares for resale for his or her own account from time to time.

The Selling Stockholders may sell the Shares covered by this Prospectus through various means, including directly or indirectly to purchasers, in one or more transactions on any stock market on which the Shares are traded at the time of sale, in privately negotiated transactions, or through a combination of these methods. The Selling Stockholders selling any Shares pursuant to this Prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Any commissions received by a broker or dealer in connection with resales of shares may be deemed to be underwriting commissions or discounts under the Securities Act. For additional information on the Selling Stockholders’ possible methods of sale, you should refer to the section in this Prospectus entitled “Plan of Distribution.”

We will not receive any proceeds from the sale of the Shares being offered by the Selling Stockholders. We will pay all of the expenses associated with this Prospectus. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the Selling Stockholders.

Our Common Stock is quoted on the New York Stock Exchange (the “NYSE”) under the symbol “BAS.” On May 23, 2012, the closing price of our Common Stock on such market was $11.29 per share.

This investment involves a high degree of risk. Please see “Risk Factors” beginning on page 3 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 24, 2012.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. Additionally, the Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov.

This Prospectus constitutes part of a Registration Statement on Form S-8 filed on the date hereof (herein, together with all amendments and exhibits, referred to as the “Registration Statement”) by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by the foregoing reference. Copies of the Registration Statement together with exhibits may be inspected at the offices of the Commission as indicated above without charge and copies thereof may be obtained from the Commission upon payment of a prescribed fee.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. You may request a copy of these filings, free of charge, by writing or telephoning us at the following address and telephone number: Basic Energy Services, Inc., 500 W. Illinois, Suite 100, Midland, Texas 79701; (432) 620-5500; Attn: Investor Relations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains or incorporates by reference certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of the U.S. federal securities laws. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things, the risk factors discussed in this Prospectus under the caption “Risk Factors” beginning on page 3 and in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and other factors, most of which are beyond our control.

The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this prospectus are forward looking-statements. Although we believe that the forward-looking statements contained in this prospectus are based upon reasonable assumptions, the forward-looking events

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and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Important factors that may affect our expectations, estimates or projections include:

•	a decline in, or substantial volatility of, oil or natural gas prices, and any related changes in expenditures by our customers;

•	the effects of future acquisitions on our business;

•	changes in customer requirements in markets or industries we serve;

•	competition within our industry;

•	general economic and market conditions;

•	our access to current or future financing arrangements;

•	our ability to replace or add workers at economic rates; and

•	environmental and other governmental regulations.

Our forward-looking statements speak only as of the date of this prospectus. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in, or incorporated by reference into, this Prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our Common Stock. You should carefully read this entire Prospectus, including the “Risk Factors” section, and the documents and information incorporated by reference into this Prospectus before making an investment decision.

This Prospectus relates to the offer and resale of up to 1,581,721 shares of our Common Stock that may be offered for sale from time to time by the Selling Stockholders identified in this Prospectus. We anticipate that the Selling Stockholders will offer the Shares for sale at prevailing market prices on the NYSE on the date of that sale. We will not receive any proceeds from these sales. We are paying the expenses incurred in registering the offer and resale of the Shares, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.

Basic Energy Services, Inc.

We provide a wide range of well site services to oil and natural gas drilling and producing companies, including completion and remedial services, fluid services, well servicing and contract drilling. These services are fundamental to establishing and maintaining the flow of oil and natural gas throughout the productive life of a well. Our broad range of services enables us to meet multiple needs of our customers at the well site. Our operations are managed regionally and are concentrated in major United States onshore oil and natural gas producing regions located in Texas, New Mexico, Oklahoma, Arkansas, Kansas, Louisiana, Wyoming, North Dakota, Colorado, Utah, Montana, West Virginia and Pennsylvania. Our operations are focused on liquid rich basins that currently exhibit strong drilling and production economics as well as natural gas-focused shale plays characterized by prolific reserves and attractive economics. Specifically, we have a significant presence in the Permian Basin and the Bakken, Eagle Ford, Haynesville and Marcellus shales. We provide our services to a diverse group of over 2,000 oil and gas companies.

Our four operating segments are Completion and Remedial Services, Fluid Services, Well Servicing and Contract Drilling. The following is a description of these segments:

•

Completion and Remedial Services. Our completion and remedial services segment operates our fleet of pressure pumping units, an array of specialized rental equipment and fishing tools, coiled tubing units, snubbing units, thru-tubing, air compressor packages specially configured for underbalanced drilling operations, cased-hole wireline units, nitrogen units, and water treatment. The largest portion of this business segment consists of pumping services focused on cementing, acidizing and fracturing services in niche markets. In July 2011, we acquired Maverick Stimulation Company, LLC, Maverick Coil Tubing Services, LLC, Maverick Thru-Tubing Services, LLC, Maverick Solutions, LLC, The Maverick Companies, LLC, MCM Holdings, LLC, and MSM Leasing, LLC (collectively, the “Maverick Companies”).

•

Fluid Services. Our fluid services segment utilizes our fleet of fluid service trucks and related assets, including specialized tank trucks, storage tanks, water wells, disposal facilities and construction and other related equipment. These assets provide, transport, store and dispose of a variety of fluids, as well as provide well site construction and maintenance services. These services are required in most workover, completion and remedial projects and are routinely used in daily producing well operations.

•

Well Servicing. Our well servicing segment operates our fleet of well servicing rigs and related equipment. This business segment encompasses a full range of services performed with a mobile well servicing rig, including the installation and removal of downhole equipment and elimination of obstructions in the well bore to facilitate the flow of oil and natural gas. These services are performed to establish, maintain and improve production throughout the productive life of an oil and natural gas well and to plug and abandon a well at the end of its productive life. Our well servicing equipment and capabilities also facilitate most other services performed on a well

•	Contract Drilling. Our contract drilling segment operates drilling rigs and related equipment. We use these assets to penetrate the earth to a desired depth and initiate production from a well.

Our primary executive offices are located at 500 W. Illinois, Suite 100, Midland, Texas 79701 and our telephone number is (432) 620-5500. Our Internet website is www.basicenergyservices.com. The information contained on or that can be accessed through our website does not constitute a part of this prospectus.

RISK FACTORS

You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and subsequent reports filed on Form 10-Q, as well as the following risk factors, in evaluating our company. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations would likely suffer. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. The risk factors incorporated by reference and included herein might cause those differences.

The market price for shares of our common stock may be highly volatile and could be subject to wide fluctuations.

The market price for shares of our common stock may be highly volatile and could be subject to wide fluctuations. Some of the factors that could negatively affect our share price include:

•	actual or anticipated variations in our quarterly operating results;

•	changes in oil and natural gas prices;

•	changes in our cash flows from operations or earnings estimates;

•	publication of research reports about us or the oilfield services or exploration and production industries generally;

•	increases in market interest rates, which may increase our cost of capital;

•	changes in applicable laws or regulations, court rulings and enforcement and legal actions;

•	changes in the market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of key management personnel;

•	actions, including sales of common stock, by our stockholders;

•	speculation in the press or investment community regarding our business;

•	general market and economic conditions; and

•	domestic and international economic, legal and regulatory factors unrelated to our performance.

Future sales of shares of our common stock could adversely affect the market price of our common stock.

The registration statement of which this Prospectus forms a part is registering for resale 1,581,721 shares of our common stock held by the selling stockholders. Future sales of substantial amounts of our common stock in the public market following this offering, whether by us or our existing stockholders, or the perception that such sales could occur, may adversely affect the market price of our common stock, which could decline significantly. Sales by our existing stockholders might also make it more difficult for us to raise equity capital by selling new common stock at a time and price that we deem appropriate.

Additional issuances of equity securities by us would dilute the ownership of our existing stockholders.

We may issue equity in the future in connection with acquisitions or strategic transactions, to adjust our ratio of debt to equity, to fund expansion of our operations or for other purposes. We may issue shares of our common stock at prices or for consideration that is greater or less than the price at which the shares of common stock are being offered by this prospectus. To the extent we issue additional equity securities, your percentage ownership of our common stock would be reduced.

We are able to issue shares of preferred stock with greater rights than our common stock.

Our certificate of incorporation authorizes our board of directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from our stockholders. Any preferred stock that is issued may rank ahead of our common stock in terms of dividends, liquidation rights or voting rights. If we issue preferred stock, it may adversely affect the market price of our common stock.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. The Selling Stockholders will pay any underwriting discounts, commissions and expenses for brokerage, or any other expenses they incur in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this Prospectus.

SELLING STOCKHOLDERS

This Prospectus relates to Shares that are being registered for reoffers and resales by each Selling Stockholder who has acquired (or, in some cases, may acquire) Shares pursuant to the Plan. We may amend this Prospectus to reflect future issuances under the Plan to the Selling Stockholders.

Beneficial ownership is determined in accordance with the rules of the Commission, is based upon 43,303,107 shares outstanding as of May 23, 2012, and generally includes voting or investment power with respect to securities. Shares underlying options to purchase shares of Common Stock that are currently exercisable or become exercisable within 60 days of May 23, 2012 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The 1,581,721 shares listed below covered by this Prospectus are shares to be issued upon exercise of outstanding options issued pursuant to the Plan, or outstanding shares issued to the Selling Stockholder as restricted stock. The Selling Stockholder may resell all, a portion, or none of the Shares from time to time.

The address of the stockholders listed below is care of Basic Energy Services, Inc., 500 W. Illinois, Suite 100, Midland, TX 79701. The following table sets forth the name and relationship to the Company of each Selling Stockholder and: (1) the number of shares of Common Stock that each Selling Stockholder beneficially owned as of May 23, 2012; (2) the number of shares of Common Stock that each Selling Stockholder may offer pursuant to this Reoffer Prospectus; and (3) (if one percent or more) the percentage of the class to be beneficially owned by such stockholder assuming the sale of all Shares offered pursuant to this Prospectus.

Selling Stockholder	Position	Shares Beneficially Owned (a)	Shares Covered Under this Prospectus (a)	Beneficially Owned After the Resale
Kenneth V. Huseman (b)	Chief Executive Officer and President	911,854	508,369	403,485
T. M. “Roe” Patterson (c)	Senior Vice President and Chief Operating Officer	185,861	165,861	20,000
Alan Krenek (d)	Senior Vice President, Chief Financial Officer, Treasurer and Secretary	298,844	203,894	94,950
James F. Newman (e)	Group Vice President - Permian Basin Unit	100,813	92,313	8,500
James E. Tyner (f)	Vice President - Human Resources	98,501	83,501	15,000
William T. Dame (g)	Group Vice President - Completion Services	82,511	67,806	14,705
John C. Bissett (h)	Vice President, Controller and Chief Accounting Officer	43,644	43,644	—
Douglas B. Rogers (i)	Vice President - Marketing	69,080	69,080	—
Lanny T. Poldrack (j)	Vice President - Safety and Operations Support	16,554	16,554	—
Brett Taylor (k)	President - Taylor Manufacturing	34,138	34,138	—
Roger Massey (l)	Vice President - Ark-La-Tex Region	40,907	40,907	—
Jerry Tufly (m)	Vice President - Rocky Mountain Region	54,673	54,673	—
Charles Swift (n)	Vice President - Gulf Coast Region	78,227	75,227	3,000
Lynn Wigington (o)	Vice President - PBU Well Servicing & Fluid Services Operations	55,647	55,647	—
Ron Scandolari (p)	Vice President - PBU Drilling Operations	9,695	9,695	—
Jeff Stewart (q)	Vice President - Safety and Training	7,891	6,691	1,200
Mark Rankin (r)	Vice President - Risk Management	94,041	44,041	50,000
Charley McIntyre (s)	Vice President - IT	9,680	9,680	—

Total		2,192,561	1,581,721	610,840

(a)	Includes unvested shares of restricted stock subject to vesting and forfeiture as described below. Excludes potential shares subject to unvested performance-based awards that, if and when earned, will be issued subject to time-based vesting.
(b)	Includes 379,896 shares of restricted stock, which are subject to forfeiture and generally vest over the next four years. Shares beneficially owned, but not shares covered for resale under this prospectus, includes 120,000 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan.
(c)	Includes 127,811 shares of restricted stock, which are subject to forfeiture and generally vest over the next four years. Shares beneficially owned, but not shares covered for resale under this prospectus, includes 20,000 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan.
(d)	Includes 143,725 shares of restricted stock, which are subject to forfeiture and generally vest over the next four years. Shares beneficially owned, but not shares covered for resale under this prospectus, includes 94,750 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan.
(e)	Includes 76,409 shares of restricted stock, which are subject to forfeiture and generally vest over the next four years.
(f)	Includes 64,554 shares of restricted stock, which are subject to forfeiture and generally vest over the next four years. Shares beneficially owned, but not shares covered for resale under this prospectus, includes 15,000 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan.
(g)	Includes 47,085 shares of restricted stock, which are subject to forfeiture and generally vest over the next four years. Shares beneficially owned, but not shares covered for resale under this prospectus, includes 10,000 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan.
(h)	Includes 37,007 shares of restricted stock, which are subject to forfeiture and generally vest over the next four years.
(i)	Includes 47,112 shares of restricted stock, which are subject to forfeiture and generally vest over the next four years.
(j)	Includes 14,457 shares of restricted stock, which are subject to forfeiture and generally vest over the next four years.
(k)	Includes 28,468 shares of restricted stock, which are subject to forfeiture and generally vest over the next four years.
(l)	Includes 40,207 shares of restricted stock, which are subject to forfeiture and generally vest over the next four years
(m)	Includes 45,106 shares of restricted stock, which are subject to forfeiture and generally vest over the next four years.
(n)	Includes 49,789 shares of restricted stock, which are subject to forfeiture and generally vest over the next four years. Shares beneficially owned, but not shares covered for resale under this prospectus, includes 3,000 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan.
(o)	Includes 45,338 shares of restricted stock, which are subject to forfeiture and generally vest over the next four years.
(p)	Includes 8,766 shares of restricted stock, which are subject to forfeiture and generally vest over the next four years.
(q)	Includes 6,691 shares of restricted stock, which are subject to forfeiture and generally vest over the next four years.
(r)	Includes 31,941 shares of restricted stock, which are subject to forfeiture and generally vest over the next four years. Shares beneficially owned, but not shares covered for resale under this prospectus, includes 50,000 shares issuable within 60 days upon the exercise of options granted under our 2003 Incentive Plan.
(s)	Includes 9,402 shares of restricted stock, which are subject to forfeiture and generally vest over the next four years.

PLAN OF DISTRIBUTION

The Shares covered by this Prospectus are being registered by us for the account of each of the Selling Stockholders.

The Shares offered by this Prospectus may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on the NYSE or on any stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of these methods. The Selling Stockholders may sell the Shares through one or more agents, brokers or dealers or directly to purchasers. These brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholder and/or purchasers of the Shares, or both. Compensation as to a particular broker or dealer may be in excess of customary commissions. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale or non-sale related transfer. The Selling Stockholder is a director or an employee of the Company, and he will be subject to the Company’s policies concerning trading and other transactions in the Company’s securities.

The Selling Stockholder of the Shares and any of his pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. Each Selling Stockholder may use any one or more of the following methods when selling the Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this Prospectus;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus. There is no assurance that the Selling Stockholders will sell all or a portion of the stock being offered hereby.

In connection with the sale of Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell the Shares short and deliver these Shares to close out short positions, or loan or pledge the Shares to broker-dealers or other financial institutions that in turn may sell these Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the Shares, which the broker-dealer or other financial institution may resell pursuant to this Prospectus, or enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

In connection with the sales, the Selling Stockholders and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of Shares may be deemed to be underwriting discounts or commissions under the Securities Act. If a Selling Stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, he or she will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M. Regulation M may limit the timing of purchases and sales of shares of our Common Stock by the Selling Stockholders and any other person. Furthermore, Regulation M may restrict, for a period of up to five business days prior to the commencement of the distribution, the ability of any person engaged in a distribution of shares of our Common Stock to engage in market-making activities with respect to these shares. All of the foregoing may affect the marketability of shares of our Common Stock and the ability of any person or entity to engage in market-making activities with respect to shares of our Common Stock.

To the extent required, the Shares to be sold, the names of the persons selling the Shares, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this Prospectus is a part.

We are bearing all of the fees and expenses relating to the registration of the Shares. Any underwriting discounts, commissions or other fees payable to broker-dealers or agents in connection with any sale of the Shares will be borne by the Selling Stockholders. In order to comply with certain states’ securities laws, if applicable, the Shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Shares may not be sold unless the Shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained and complied with. Sales of the Shares must also be made by the Selling Stockholders in compliance with all other applicable state securities laws and regulations.

The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities in connection with the offering of the Shares arising under the Securities Act.

We have notified the Selling Stockholders of the need to deliver a copy of this Prospectus in connection with any sale of the Shares.

EXPERTS

The consolidated financial statements and related financial statement schedules of Basic Energy Services, Inc. (the “Company”) as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2011, contains an explanatory paragraph that states that the Company acquired the Maverick Companies, Pat’s P&A, Inc., and Cryogas Services LLP (collectively the “Acquisitions”) during 2011, and that management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011, the Acquisitions’ internal control over financial reporting associated with total assets of $219.9 million and total revenues of $68.6 million included in the consolidated financial statements of Basic Energy Services, Inc. and subsidiaries as of and for the year ended December 31, 2011. KPMG LLP’s audit of internal control over financial reporting of Basic Energy Services, Inc. also excluded an evaluation of the internal control over financial reporting of the Acquisitions.

LEGAL MATTERS

The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by Andrews Kurth LLP. Any underwriter will be advised about other issues relating to any offering by its own legal counsel.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Company incorporates by reference the documents or portions of documents listed below which were filed with the Securities and Exchange Commission, which may be referred to as the SEC, under the Securities Exchange Act of 1934, as amended, which may be referred to as the Exchange Act, except to the extent that any information contained in such filings is deemed “furnished” and not “filed” in accordance with SEC rules:

(1) The description of the Company’s common stock, par value $0.01 per share, set forth under the caption “Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A filed with the Commission on December 6, 2005, including all amendments and reports filed for the purpose of updating such descriptions;

(2) The Company’s Annual Report on Form 10-K filed on February 24, 2012;

(3) The Company’s Quarterly Report on Form 10-Q filed on April 24, 2012; and

(4) The Company’s Current Reports on Form 8-K filed on January 30, 2012, March 14, 2012, April, 10, 2012, and May 23, 2012.

All documents the Company files subsequently to the filing of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. You may request a copy of these filings, free of charge, by writing or telephoning us at the following address and telephone number:

Basic Energy Services, Inc.

500 W. Illinois, Suite 100

Midland, Texas 79701

(432) 620-5500

Attn: Investor Relations

1,581,721 SHARES

BASIC ENERGY SERVICES, INC.

COMMON STOCK

REOFFER PROSPECTUS

May 24, 2012

BASIC ENERGY SERVICES, INC. HAS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO THE SHARES OFFERED HEREBY. THIS PROSPECTUS OMITS CERTAIN INFORMATION CONTAINED IN THE REGISTRATION STATEMENT. THE INFORMATION OMITTED MAY BE OBTAINED FROM THE SECURITIES AND EXCHANGE COMMISSION UPON PAYMENT OF THE REGULAR CHARGE THEREFORE.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE AS OF WHICH SUCH INFORMATION IS GIVEN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Company incorporates by reference the documents or portions of documents listed below which were filed with the Securities and Exchange Commission, which may be referred to as the SEC, under the Securities Exchange Act of 1934, as amended, which may be referred to as the Exchange Act, except to the extent that any information contained in such filings is deemed “furnished” and not “filed” in accordance with SEC rules:

(1)	The description of the Company’s common stock, par value $0.01 per share, set forth under the caption “Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A filed with the Commission on December 6, 2005, including all amendments and reports filed for the purpose of updating such descriptions;

(2)	The Company’s Annual Report on Form 10-K filed on February 24, 2012;

(3)	The Company’s Quarterly Report on Form 10-Q filed on April 24, 2012; and

(4)	The Company’s Current Reports on Form 8-K filed on January 30, 2012, March 14, 2012, April, 10, 2012, and May 23, 2012.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may request a copy of these filings, free of charge, by writing or telephoning us at the following address and telephone number:

Basic Energy Services, Inc.

500 W. Illinois, Suite 100

Midland, Texas 79701

(432) 620-5500

Attn: Investor Relations

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Basic Energy Services, Inc. is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Basic’s certificate of incorporation and bylaws provide that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of Basic. As permitted by the DGCL, the certificate of incorporation provides that directors of Basic shall have no personal liability to Basic or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to Basic or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

We have also entered into indemnification agreements with all of our directors and some of our executive officers (including each of our named executive officers). These indemnification agreements are intended to permit indemnification to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. It is possible that the applicable law could change the degree to which indemnification is expressly permitted.

The indemnification agreements cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements generally cover claims relating to the fact that the indemnified party is or was an officer, director, employee or agent of us or any of our affiliates, or is or was serving at our request in such a position for another entity. The indemnification agreements also obligate us to promptly advance all reasonable expenses incurred in connection with any claim. The indemnitee is, in turn, obligated to reimburse us for all amounts so advanced if it is later determined that the indemnitee is not entitled to indemnification. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights; however, double payment to the indemnitee is prohibited.

We are not obligated to indemnify the indemnitee with respect to claims brought by the indemnitee against:

•	us, except for:

•	claims regarding the indemnitee's rights under the indemnification agreement;

•	claims to enforce a right to indemnification under any statute or law; and

•	counter-claims against us in a proceeding brought by us against the indemnitee; or

•	any other person, except for claims approved by our board of directors.

We have also agreed to obtain and maintain director and officer liability insurance for the benefit of each of the above indemnitees. These policies will include coverage for losses for wrongful acts and omissions and to ensure our performance under the indemnification agreements. Each of the indemnitees will be named as an insured under such policies and provided with the same rights and benefits as are accorded to the most favorably insured of our directors and officers.

Reference is made to Item 9 for our undertakings with respect to indemnification for liabilities arising under the Securities Act of 1933.

Item 7.	Exemption from Registration Claimed

Securities to be reoffered or resold pursuant to this registration statement (excluding shares issuable upon the exercise of outstanding options registered hereby) are restricted securities issued under Section 4(2) of the Securities Act of 1933, as unregistered issuances to officers of the registrant.

Item 8.	Exhibits

Exhibit Number	Description

+4.1	Amended and Restated Certificate of Incorporation of Basic Energy Services, Inc., dated September 22, 2005. (Incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (SEC File No. 333-127517), filed on September 28, 2005).

+4.2	Amended and Restated Bylaws of Basic Energy Services, Inc., effective as of March 9, 2010. (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (SEC File No. 001-32693), filed on March 15, 2010).

+4.3	Specimen Stock Certificate representing common stock of Basic Energy Services, Inc. (Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 (SEC File No. 333-127517), filed on November 4, 2005).

*5.1	Opinion of Andrews Kurth LLP with respect to legality of the securities.

*23.1	Consent of KPMG LLP.

*23.2	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

*24.1	Powers of Attorney (set forth on the signature page of this registration statement).

+	Incorporated by referenced.
*	Filed herewith.

Item 9.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 24, 2012.

BASIC ENERGY SERVICES, INC.

By:	/s/ Kenneth V. Huseman
Kenneth V. Huseman
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Basic Energy Services, Inc. hereby constitutes and appoints Kenneth V. Huseman and Alan Krenek, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 24, 2012.

Signature	Title

/s/ Kenneth V. Huseman Kenneth V. Huseman	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Alan Krenek Alan Krenek	Chief Financial Officer (Principal Financial Officer)

/s/ John Cody Bisset John Cody Bissett	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Steven A. Webster Steven A. Webster	Chairman of the Board of Directors

/s/ William E. Chiles William E. Chiles	Director

/s/ James S. D’Agostino, Jr. James S. D’Agostino, Jr.	Director

/s/ Robert F. Fulton Robert F. Fulton	Director

/s/ Antonio O. Garza, Jr. Antonio O. Garza, Jr.	Director

Sylvester P. Johnson, IV	Director

/s/ Thomas P. Moore, Jr. Thomas P. Moore, Jr.	Director

EXHIBIT INDEX

Exhibit Number	Description

+4.1	Amended and Restated Certificate of Incorporation of Basic Energy Services, Inc., dated September 22, 2005. (Incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (SEC File No. 333-127517), filed on September 28, 2005).

+4.2	Amended and Restated Bylaws of Basic Energy Services, Inc., effective as of March 9, 2010. (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (SEC File No. 001-32693), filed on March 15, 2010).

+4.3	Specimen Stock Certificate representing common stock of Basic Energy Services, Inc. (Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 (SEC File No. 333-127517), filed on November 4, 2005).

*5.1	Opinion of Andrews Kurth LLP with respect to legality of the securities.

*23.1	Consent of KPMG LLP.

*23.2	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

*24.1	Powers of Attorney (set forth on the signature page of this registration statement).

+	Incorporated by referenced.
*	Filed herewith.